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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 21, 2003, relating to the financial statements and financial highlights which appear in the September 30, 2003 Annual Reports to Shareholders of the Loomis Sayles Aggressive Growth Fund, Growth Fund, High Income Fund (formerly the CDC Nvest High Income Fund), International Equity Fund, Investment Grade Bond Fund, Limited Term Government and Agency Fund (formerly the Loomis Sayles Limited Term U.S. Government Fund), Municipal Income Fund (formerly the CDC Nvest Municipal Income Fund), Research Fund, Small Cap Growth Fund, Strategic Income Fund (formerly the CDC Nvest Strategic Income Fund), Tax-Managed Equity Fund (formerly the Loomis Sayles Provident Fund), Value Fund, and Worldwide Fund, each a series of Loomis Sayles Funds II. The financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" or "Financial Performance" and "Independent Auditors" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2004